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                                                              EXHIBIT 4.4
THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR
A NOMINEE OF A DEPOSITORY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No.  1                             4,000,000 Junior Subordinated Deferrable
                             Interest Debentures, $25 principal amount each

                                                       CUSIP NO. 842400 764

                        SOUTHERN CALIFORNIA EDISON COMPANY

                  8 3/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST
                      DEBENTURE, SERIES A, DUE JUNE 30, 2044

        Southern California Edison Company, a corporation duly organized and existing under the laws of the State of California (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereunder referred to),for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $100,000,000 on June 30, 2044, and to pay interest on said principal sum from May 25, 1995 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30, and December 31, commencing June 30, 1995 at the rate of 8 3/8% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any interest payment date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in said Indenture, be paid to the registered holder in whose name this security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, which shall be the close of business on the business day next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such regular record date and may either be paid to the registered holder in whose name this security (or one or more predecessor securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of (and premium, if any) and interest (and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue installment of interest) on this security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City
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and State of New York, in such coin or currency of the United States of
America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the registered holder entitled thereto as such address shall appear in the security register.

        The Company shall have the right, at any time during the term of the securities, from time to time to extend the interest payment period of such securities to up to 20 consecutive quarters (the "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the securities); PROVIDED that, during such Extension Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment or make any guarantee payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period. Any such Extension Period together, if extended, with all such previous and further extensions thereof (i) shall terminate on an Interest Payment Date and
(ii) shall not exceed 20 consecutive quarters or extend beyond the stated maturity of the security. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extension Period.

        Reference is hereby made to the further provisions of this security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  May 25, 1995

                                  SOUTHERN CALIFORNIA EDISON COMPANY


                                  By           C. Alex Miller
                                    --------------------------------
                                               Vice President
Attest:

     Kenneth S. Stewart
-------------------------------
         Secretary
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                          CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                The First National Bank of Chicago,
                                            as Trustee


                                  By
                                     ---------------------------------
                                              Authorized officer


        This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1995 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of May 25, 1995 between the Company and the Trustee
(the "First Supplemental Indenture"), and reference is hereby made to the Indenture as supplemented by the First Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of the Senior Indebtedness and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $115,000,000.

        The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time on or after May 25, 2000, as a whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the redemption date, but interest installments whose stated maturity is on or prior to such redemption date will be payable to the holders of such Securities, or one or more predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.

        In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

        The indebtedness evidenced by this Security is, to the extent provided in the Indenture and the First Supplemental Indenture, subordinated and subject in right of payment to the prior payment in full of all senior indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.
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        If an event of default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture as supplemented by the First Supplemental Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of 66 2/3% in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Security, the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.